UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2008

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Voluntary Suspension of Cash Compensation by William J. Schoen. On December 4, 2008, William J. Schoen, Chairman of the Board of Directors of Health Management Associates, Inc. (the “Company”), notified the Company that he will voluntarily forego all cash compensation that would otherwise be required to be paid to him through December 31, 2009 in conjunction with his service to the Company as its non-executive Chairman of the Board, its Chairman of the Executive Committee and a member of the Corporate Governance and Nominating Committee. Mr. Schoen will continue to receive the perquisites and other benefits described in the Company’s 2008 proxy statement dated March 31, 2008 under the section entitled “Director 2007 Summary Compensation Table,” which section is incorporated into this Current Report on Form 8-K by reference.

Amendment and Restatement of the Health Management Associates, Inc. Supplemental Executive Retirement Plan. On December 2, 2008, the Company’s Board of Directors approved an amendment and restatement of the Health Management Associates, Inc. Supplemental Executive Retirement Plan (the “Supplemental Plan”). The Supplemental Plan is described in the Company’s 2008 proxy statement dated March 31, 2008 under the section entitled “Pension Benefits at December 31, 2007” and the Company’s Current Report on Form 8-K dated September 12, 2008, which proxy statement section and Securities and Exchange Commission filing are incorporated into this Current Report on Form 8-K by reference. The Supplemental Plan was most recently amended and restated by the Board of Directors solely to make it compliant with section 409A of the Internal Revenue Code of 1986 (“Section 409A”). Section 409A relates to deferred compensation arrangements and requires that certain amendments to affected plans and agreements be made by December 31, 2008. The Section 409A amendment does not apply to benefits earned and vested prior to January 1, 2005.

The amendment to the Supplemental Plan on December 2, 2008 included the following: (i) upon a “change in the ownership or effective control of the corporation,” as such terms are defined under Section 409A, all benefits shall become fully vested and the actuarial equivalent shall be paid within 90 days; (ii) upon a “change of ownership” that does not qualify under section 409A, the actuarial equivalent of a participant’s benefit shall be placed in a “rabbi trust” for payment in accordance with the Supplemental Plan when the participant separates from service (previously, immediate payment was made only if the participant was age 62 or older and amounts would have only been placed in a “rabbi trust” if a participant was under age 62 upon separation from service); and (iii) six months shall be required to elapse prior to the commencement of Supplemental Plan payments to a participant (a lump sum payment equal to what would have been paid during that six-month period shall be made to the participant following the expiration of that six-month period).

The amended and restated Supplemental Plan is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Fourth Amendment and Restatement of the Health Management Associates, Inc. Supplemental Executive Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: December 8, 2008	By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President, General Counsel and Corporate Secretary

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